As Filed With the Securities and Exchange Commission on December 20, 2018

Registration No. 333-222552

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective Amendment No. 1

to FORM S-1

on FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Akoustis Technologies, Inc.
(Exact name of registrant as specified in its charter)

Delaware	3661	33-1229046
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

9805 Northcross Center Court, Suite A
Huntersville, North Carolina 28078
(704) 997-5735
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

Jeffrey B. Shealy

President and Chief Executive Officer
Akoustis Technologies, Inc.
9805 Northcross Center Court, Suite A
Huntersville, North Carolina 28078
(704) 997-5735
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copy to:

Sean M. Jones
K&L Gates LLP
214 North Tryon Street, 47th Floor
Charlotte, North Carolina 28202
(704) 331-7400

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark if the registrant is a large accelerated filer, an accelerated file, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☑
Non-accelerated filer ☐	Smaller reporting company ☑
Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(A)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this Post-Effective Amendment No. 1 to Form S-1 on Form S-3 on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Post-Effective Amendment No. 1 to Form S-1 on Form S-3 shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Post-Effective Amendment No. 1 to Form S-1 on Form S-3 shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 to Form S-1 on Form S-3 (Registration No. 333-222552) (the “Registration Statement”) of Akoustis Technologies, Inc. (the “Company”) is being filed by the Company to (i) convert the Registration Statement into a registration statement on Form S-3 and (ii) serve as a Section 10(a)(3) update to the Registration Statement.

The Registration Statement initially registered the sale of an aggregate of 3,293,255 shares of the Company’s common stock, par value $0.001 per share (“Common Stock”), including (i) 2,892,269 outstanding shares of Common Stock, (ii) 154,177 shares of Common Stock issuable upon exercise of Common Stock purchase warrants, and (iii) 246,809 shares of Common Stock issued pursuant to price-protected anti-dilution provisions applicable to 2,468,094 outstanding shares referenced above. Certain of these shares of Common Stock were sold by the selling stockholders prior to the filing of this Post-Effective Amendment No. 1 and therefore are not included herein.

No additional securities are being registered under this Post-Effective Amendment No. 1. All applicable registration fees were paid at the time of initial filing of the Registration Statement.

The information in this prospectus is not complete and may be changed. The selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and the selling stockholders are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to completion, dated December 20, 2018

AKOUSTIS TECHNOLOGIES, INC.

Prospectus
1,912,253 Shares
Common Stock

This prospectus relates to the sale by the selling stockholders listed in this prospectus of up to 1,912,253 shares of common stock, par value $0.001 per share (“Common Stock”), of Akoustis Technologies, Inc., a Delaware corporation. Of the shares being offered, 1,758,826 are issued and outstanding and 153,427 are issuable upon exercise of Common Stock purchase warrants. The shares offered by this prospectus may be sold by the selling stockholders from time to time in the open market, through privately negotiated transactions or a combination of these methods, at market prices prevailing at the time of sale or at negotiated prices.

The distribution of the shares by the selling stockholders is not subject to any underwriting agreement. We will not receive any proceeds from the sale of the shares by the selling stockholders, although we will receive the exercise price of any exercised warrants paid to us by the selling stockholders, which will be used for working capital and general corporate purposes. We will bear all expenses of registration incurred in connection with this offering, but all selling and other expenses incurred by the selling stockholders will be borne by them.

Our Common Stock is traded on the NASDAQ Capital Market (“NASDAQ”) under the symbol “AKTS.” On December 19, 2018, the last reported sale price for our Common Stock was $5.50 per share.

We are an “Emerging Growth Company” as defined in the Jumpstart Our Business Startups Act of 2012 and, as such, have elected to comply with certain reduced public company reporting requirements for this prospectus and future filings. See “Prospectus Summary - Implications of Being an Emerging Growth Company.”

Our business and an investment in our securities involve a high degree of risk. Before making any investment in our securities, you should read and carefully consider risks described in the “Risk Factors” section beginning on page 6 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus is dated         , 2018

You should rely only on the information contained in this prospectus or any prospectus supplement or amendment thereto, including any information incorporated by reference herein. We have not authorized any other person to provide you with information that is different from that contained in this prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus does not constitute an offer to sell or an offer to buy these securities in any jurisdictions where such offers and sales are not permitted. You should assume that the information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our Common Stock. Our business, financial condition, results of operations and prospects may have changed since that date.

PROSPECTUS SUMMARY

The following summary highlights information contained elsewhere in this prospectus. This summary is not complete and does not contain all of the information that should be considered before investing in our Securities. Potential investors should read the entire prospectus carefully, including the more detailed information regarding our business provided in our Annual Report on Form 10-K for the fiscal year ended June 30, 2018 incorporated herein by reference, the risks of purchasing our Common Stock discussed under the “Risk Factors” section, and our financial statements and the accompanying notes to the financial statements incorporated herein by reference.

Unless the context indicates or requires otherwise, all references in this registration statement to “Akoustis Technologies,” “Akoustis,” the “Company,” “we,” “us” and “our” refer to Akoustis Technologies, Inc. and its wholly owned consolidated subsidiary, Akoustis, Inc., each a Delaware corporation.

This prospectus includes the trademarks of Akoustis, Inc., Akoustis™ and XBAW™, See “Description of Business − Intellectual Property.” All references to Akoustis and XBAW in this prospectus are intended to include reference to such trademarks.

Overview

Akoustis® is a development-stage company focused on developing, designing, and manufacturing innovative radio frequency (“RF”) filter products for the mobile wireless device industry, including for products such as smartphones and tablets, cellular infrastructure equipment, WiFi consumer premise equipment (“CPE”), WiFi end user devices and military and defense communications equipment. Located between the device’s antenna and its digital backend, the RF front-end (“RFFE”) is the circuitry that performs the analog signal processing and contains components such as amplifiers, filters and switches. To construct the resonators that are the building blocks for the RF filter, we have developed a new and proprietary microelectromechanical systems (“MEMS”)-based bulk acoustic wave (“BAW”) technology and a unique manufacturing flow, called “XBAW.” Our XBAW process incorporates high purity piezoelectric materials for high power, high frequency and wide bandwidth applications. Filters are critical in selecting and rejecting signals, and their performance enables differentiation in the modules defining the RFFE.

We believe owning the core resonator technology and manufacturing our designs is the most direct and efficient means of delivering our solutions to the market. Furthermore, our technology is based upon bulk-mode resonance, which we believe is superior to surface-mode resonance for high-band applications that include 4G/LTE, emerging 5G, WiFi, and military applications. While some of our target customers utilize or make the RFFE module, they may lack access to critical high-band filter technology to compete in high-band applications and other traditional surface-mode solutions where higher power performance is required. We intend to design, manufacture, and market our RF filter products to mobile phone original equipment manufacturers (“OEMs”), military and defense OEMs, cellular infrastructure OEMs, and WiFi premise equipment customers and to enable broader competition among the front-end module manufacturers. We plan to operate as a “pure-play” RF filter supplier and align with the front-end module manufacturers who seek to acquire high performance filters to grow their module businesses.

We currently build pre-production RF filter circuits, using our first generation XBAW wafer process, in our 122,000-square foot wafer-manufacturing plant located in Canandaigua, New York, which we acquired in June 2017. As of October 10, 2018, we had been awarded 18 patents, including two blocking patents that we have licensed from Cornell University and the University of California, Santa Barbara, and we had over 38 additional patents pending. These patents cover our XBAW process and technology from the substrate level through the system application layer. Where possible, we leverage both federal and state level research and development (“R&D”) grants to support development and commercialization of our technology.

We are developing RF filters for 4G/LTE, emerging 5G, military and WiFi bands and the associated proprietary models and design kits required to design our RF filters. As we qualify our first RF filter products, we plan to engage with target customers to evaluate our filter solution. Our initial designs will target high-band 4G/LTE, emerging 5G, WiFi frequency bands and military bands in the sub-6 GHz range. Since Akoustis owns its core technology and controls access to its intellectual property, we expect to offer several ways to engage with potential customers. First, we intend to engage with multiple wireless markets, providing filters that we design and offer as standard catalog components. Second, we expect to deliver filters to customer-supplied specifications, which we will design and fabricate for a specific customer. Finally, we will offer our models and design kits for our customers to design their own filter utilizing our proprietary technology.

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Plan of Operation

We plan to commercialize our technology by designing and manufacturing single-band and multi-band BAW RF filter solutions in our New York wafer fabrication facility. We expect our filter solutions will address problems (such as loss, bandwidth, power handling, and isolation) created by the growing number of frequency bands in the RFFE of mobile devices, infrastructure and premise equipment to support 4G/LTE, emerging 5G, and WiFi. We have prototyped our first single-band low-loss BAW filter designs for 4G/LTE frequency bands, which are dominated by competitive BAW solutions and historically cannot be addressed with low-band, lower power handling surface acoustic wave technology. As we receive customer evaluations, we will do further iterations on the designs and provide next generation samples for evaluation and characterization.

To succeed, we must convince mobile phone OEMs, RFFE module manufacturers, cellular infrastructure OEMs, and WiFi premise equipment OEMs to use our XBAW filter technology in their systems and modules. However, because there are two dominant BAW filter suppliers in the industry that have high-band technology, and both utilize such technology as a competitive advantage at the module level, we expect customers that lack access to high-band filter technology will be open to considering our products.

In June 2018, we completed the qualification of our high purity piezoelectric materials process and our XBAW manufacturing process to support an initial product family of 4G/LTE, emerging 5G mobile, military and WiFi filter solutions. We intend to complete a production release of our high-band filter products in the frequency range from 2 GHz to 6 GHz in the first calendar quarter of 2019. The target frequency bands will be prioritized based upon customer interest. We expect we will need to hire additional personnel and make significant capital investments to complete this initiative.

We plan to pursue RF filter design and R&D development agreements and potentially joint ventures with target customers and other strategic partners, but we cannot guarantee we will be successful in these efforts. These types of arrangements may subsidize technology development costs and qualification, filter design costs, and offer complementary technology and market intelligence and other avenues to revenue. However, we intend to retain ownership of our core technology, intellectual property, designs, and related improvements. We expect to pursue development of catalog designs for multiple customers and to offer such catalog products in multiple sales channels.

About This Offering

This prospectus relates to the public offering, which is not being underwritten, by the selling stockholders listed in this prospectus, of up to 1,912,253 shares of our Common Stock. Of the shares being offered, 1,758,826 are presently issued and outstanding and 153,427 are issuable upon exercise of Common Stock purchase warrants. The shares offered by this prospectus may be sold by the selling stockholders from time to time in the open market, through negotiated transactions or otherwise at market prices prevailing at the time of sale or at negotiated prices. We will receive none of the proceeds from the sale of the shares by the selling stockholders, although we will receive the exercise price of any exercised warrants paid to us by the selling stockholders, which will be used for working capital and general corporate purposes. We will bear all expenses of registration incurred in connection with this offering, but all selling and other expenses incurred by the selling stockholders will be borne by them.

Selected Risks Associated with an Investment in the Securities

An investment in shares of our Common Stock is highly speculative and is subject to numerous risks described in the section entitled “Risk Factors” and elsewhere in this prospectus. You should carefully consider these risks before making an investment. Some of these risks include:

•	We have a limited operating history upon which investors can evaluate our business and future prospects.

•	We have a history of losses (we have incurred net losses of approximately $45.5 million for the period from May 12, 2014 (inception) to September 30, 2018), will need substantial additional funding to continue our operations and may not achieve or sustain profitability in the future.

•	If we are unable to obtain additional financing on acceptable terms, we may have to curtail our growth or cease our development plans and operations.

•	You could lose all of your investment.

•	You may experience dilution of your ownership interests because of the future issuance of additional shares of our common or preferred stock or other securities that are convertible into or exercisable for our common or preferred stock.

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•	We may not generate revenues or achieve profitability.

•	Our products may not be able to be commercialized or accepted in the market.

•	If we are unable to establish effective marketing and sales capabilities or enter into agreements with third parties to market and sell our RF filters, we may not be able to effectively generate product revenues.

•	If we fail to obtain, maintain and enforce our intellectual property rights, we may not be able to prevent third parties from using our proprietary technologies and may lose access to technologies critical to our products.

Corporate Information

Our principal executive offices are located at 9805 Northcross Center Court, Suite A, Huntersville, North Carolina 28078. Our telephone number is (704) 997-5735. Our website address is www.akoustis.com. The information on, or that can be accessed through, our website is not part of this prospectus.

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THE OFFERING

Common stock currently outstanding	29,774,838 shares. (1)

Common stock offered by the Company	None.

Common stock offered by the selling stockholders	Up to 1,912,253 shares. (2)

Use of proceeds	We will not receive any of the proceeds from the sales of the Common Stock by the selling stockholders, although we will receive the exercise price of any exercised warrants paid to us by the selling stockholders, which will be used for working capital and general corporate purposes.

NASDAQ symbol for Common Stock	AKTS.

Risk factors	You should carefully consider the information set forth in this prospectus and, in particular, the specific factors set forth in the “Risk Factors” section beginning on page 6 of this prospectus before deciding whether or not to invest in the Notes or shares of our Common Stock.

(1) As of November 30, 2018. This number excludes:

•	warrants to purchase 728,493 shares of Common Stock (including warrants currently exercisable to purchase up to 728,493 shares of Common Stock) having a weighted average price of $3.93 per share;

•	options to purchase 2,173,814 shares of Common Stock (including options currently exercisable to purchase up to 495,859 shares of Common Stock) having a weighted average price of $5.30 per share;

•	unvested restricted stock units for 1,275,505 shares of Common Stock; and

•	6,312,071 shares of Common Stock that we may issue to holders of outstanding convertible senior notes upon conversion of such notes or in payment of accrued interest on certain of such notes, or in connection with an interest make-whole payment or as a qualifying fundamental change payment pursuant to the terms of certain of such notes.

(2) Consists of 1,758,826 outstanding shares of Common Stock and 153,427 shares of Common Stock issuable upon exercise of Common Stock purchase warrants.

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NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and documents incorporated herein by reference contain forward-looking statements, including, without limitation, in the section of this prospectus captioned “Risk Factors.” Any and all statements contained in this prospectus that are not statements of historical fact may be deemed forward-looking statements. Terms such as “may,” “might,” “would,” “should,” “could,” “project,” “estimate,” “predict,” “potential,” “strategy,” “anticipate,” “attempt,” “develop,” “plan,” “help,” “believe,” “continue,” “intend,” “expect,” “future,” and terms of similar import (including the negative of any of the foregoing) may be intended to identify forward-looking statements. However, not all forward-looking statements may contain one or more of these identifying terms. Forward-looking statements in this prospectus may include, without limitation, statements regarding (i) the plans and objectives of management for future operations, including plans or objectives relating to the development of commercially viable RF filters, (ii) a projection of income (including income/loss), earnings (including earnings/loss) per share, capital expenditures, dividends, capital structure or other financial items, (iii) our future financial performance, including any such statement contained in a discussion and analysis of financial condition by management or in the results of operations included pursuant to the rules and regulations of the SEC, and (iv) the assumptions underlying or relating to any statement described in items (i), (ii) or (iii) above.

The forward-looking statements are not meant to predict or guarantee actual results, performance, events or circumstances and may not be realized because they are based upon our current projections, plans, objectives, beliefs, expectations, estimates and assumptions and are subject to a number of risks and uncertainties and other influences, many of which are beyond our control. Actual results and the timing of certain events and circumstances may differ materially from those described by the forward-looking statements as a result of these risks and uncertainties. Factors that may influence or contribute to the inaccuracy of the forward-looking statements or cause actual results to differ materially from expected or desired results may include, without limitation:

•	our inability to obtain adequate financing,

•	our limited operating history,

•	our inability to generate significant revenues or achieve profitability,

•	our inability to service the debt represented by the Notes,

•	the results of our research and development (R&D) activities,

•	our inability to achieve acceptance of our products in the market,

•	general economic conditions, including upturns and downturns in the industry,

•	our limited number of patents,

•	our failure to obtain, maintain and enforce our intellectual property rights,

•	our inability to attract and retain qualified personnel,

•	our reliance on third parties to complete certain processes in connection with the manufacture of our products,

•	product quality and defects,

•	existing or increased competition,

•	our ability to market and sell our products,

•	our inability to successfully integrate our New York fabrication facility and related operations into our business,

•	our failure to innovate or adapt to new or emerging technologies,

•	our failure to comply with regulatory requirements,

•	results of any arbitration or litigation that may arise,

•	stock volatility and illiquidity,

•	our failure to implement our business plans or strategies,

•	our failure to remediate the material weakness in our internal control over financial reporting, and

•	our failure to maintain the Trusted Foundry accreditation of our New York fabrication facility.

A description of some of the risks and uncertainties that could cause our actual results to differ materially from those described by the forward-looking statements in this prospectus appears in the section captioned “Risk Factors” and elsewhere in this prospectus. Readers are cautioned not to place undue reliance on forward-looking statements because of the risks and uncertainties related to them and to the risk factors. Except as may be required by law, we do not undertake any obligation to update the forward-looking statements contained in this prospectus to reflect any new information or future events or circumstances or otherwise.

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RISK FACTORS

An investment in our Common Stock is highly speculative and involves a high degree of risk. We face a variety of risks that may affect our operations or financial results and many of those risks are driven by factors that we cannot control or predict. Before investing in our Common Stock, you should carefully consider the following risks, together with the financial and other information contained in this prospectus as well as the risks described in our annual report on Form 10-K for the fiscal year ended June 30, 2018 and our subsequently filed quarterly reports on Form 10-Q, which are incorporated by reference herein. If any of the risks described herein or incorporated by reference actually occur, our business, prospects, financial condition and results of operations could be materially adversely affected. In that case, the value of our Common Stock would likely decline and you may lose all or a part of your investment. Only those investors who can bear the risk of loss of their entire investment should invest in our Common Stock.

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SELLING STOCKHOLDERS

This prospectus covers the resale from time to time by the selling stockholders identified in the table below of up to 1,758,826 outstanding shares of Common Stock sold to investors in a private placement offering of our Common Stock, including pursuant to applicable price-protected anti-dilution provisions (see “—December 2017 Private Placement” below), and up to 153,427 shares of Common Stock issuable upon exercise of Common Stock purchase warrants issued to the placement agent in the private placement.

The selling stockholders identified in the table below may from time to time offer and sell under this prospectus any or all of the shares of Common Stock described under the columns “Shares of Common Stock Owned Prior to this Offering and Registered Hereby” and “Shares Issuable Upon Exercise of Warrants Owned Prior to this Offering and Registered Hereby” in the table below.

Certain selling stockholders may be deemed to be “underwriters” as defined in the Securities Act. Any profits realized by such selling stockholders may be deemed to be underwriting commissions.

The table below has been prepared based upon the information furnished to us by our transfer agent as of the date of this prospectus. The selling stockholders identified below may have sold, transferred or otherwise disposed of some or all of their shares since this offering began. Information concerning the selling stockholders may change from time to time and, if necessary, we will amend or supplement this prospectus accordingly. We cannot give an estimate as to the number of shares of Common Stock that will actually be held by the selling stockholders upon termination of this offering because the selling stockholders may offer some or all of their Common Stock under the offering contemplated by this prospectus or acquire additional shares of Common Stock. The total number of shares that may be sold hereunder will not exceed the number of shares offered hereby. Please read the section entitled “Plan of Distribution” in this prospectus.

The following table sets forth the name of each selling stockholder, the number of shares of Common Stock beneficially owned by such stockholder before this offering, the number of shares to be offered for such stockholder’s account and the number and (if one percent or more) the percentage of the class to be beneficially owned by such stockholder after completion of this offering. The number of shares owned are those beneficially owned, as determined under the rules of the SEC, and such information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares of Common Stock as to which a person has sole or shared voting power or investment power and any shares of Common Stock which the person has the right to acquire within 60 days after November 30, 2018 (as used in this section, the “Determination Date”), through the exercise of any option, warrant or right, through conversion of any security or pursuant to the automatic termination of a power of attorney or revocation of a trust, discretionary account or similar arrangement, and such shares are deemed to be beneficially owned and outstanding for computing the share ownership and percentage of the person holding such options, warrants or other rights, but are not deemed outstanding for computing the percentage of any other person. For shares subject to repurchase options, as indicated in the notes to the table below, see “Executive Compensation—Named Executive Officer Compensation—Outstanding Equity Awards at Fiscal 2018 Year-End” in our Annual Report on Form 10-K for the year ended June 30, 2018 for a description of the repurchase option.

Unless otherwise set forth below, based upon information previously furnished to us, (a) the persons and entities named in the table have sole voting and sole investment power with respect to the shares set forth opposite the selling stockholder’s name, subject to community property laws, where applicable, (b) no selling stockholder had any position, office or other material relationship within the past three years, with us or with any of our predecessors or affiliates, and (c) no selling stockholder is a broker-dealer or an affiliate of a broker-dealer. Selling stockholders who are broker-dealers or affiliates of broker-dealers are indicated by footnote. We have been advised that these broker-dealers and affiliates of broker-dealers who hold shares of Common Stock included in the table below purchased our Common Stock in the ordinary course of business, not for resale. These broker-dealers and affiliates of broker-dealers who hold warrants to purchase shares of Common Stock included in the table below received such warrants as compensation to the placement agent in the private placement. We have been advised that, in either case, at the time of such purchase of shares or receipt of warrants, such persons did not have any agreements or understandings, directly or indirectly, with any person to distribute such Common Stock. The number of shares of Common Stock shown as beneficially owned before this offering is based on information furnished to us or otherwise based on information available to us at the timing of the initial filing of the registration statement of which this prospectus forms a part.

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Selling Stockholder	Shares of Common Stock Beneficially Owned Prior to this Offering (1)	Shares of Common Stock Owned Prior to this Offering and Registered Hereby	Shares Issuable upon Exercise of Warrants Owned Prior to this Offering and Registered Hereby	Shares of Common Stock Beneficially Owned upon Completion of this Offering (2)	Percentage of Common Stock Beneficially Owned upon Completion of this Offering (3)
Abraham, George	1,000	1,000	—	—	*
Acierno III, John L.	3,000	3,000	—	—	*
Agbaje, Kola***	1,803	—	1,803	—	*
Agrawal, Alok and Ankur	2,000	2,000	—	—	*
Alagna, Joseph**	5,593	—	5,593	—	*
Allan Lipkowitz Revocable Living Trust dtd August 26, 2005 (4)	10,000	10,000	—	—	*
Anderson, Robert W.	40,000	40,000	—	—	*
Backus, Peter**	120,000	20,000	—	100,000	*
Beguelin, F. Henry	10,000	10,000	—	—	*
Benjamin & Jerold Brokerage I, LLC***	1,802	—	1,802	—	*
Blau, David	13,600	3,600	—	10,000	*
Blazier, John C. and Fleur Christensen	3,638	3,638	—	—	*
Boardman Bay Master, Ltd. (5)	89,500	89,500	—	—	*
C. James Prieur & Karen Prieur, JTWROS	18,182	18,182	—	—	*
CLEM LLC (6)	5,000	5,000	—	—	*
Corbin, Lee Harrison	99,181	16,000	—	83,181	*
Cozzolino, Christopher**	5,532	—	5,532	—	*
Crispin Investment Partners Master Fund, L.P. (7)	100,000	100,000	—	—	*
Daniel W. Hummel & Allaire Hummel, JTWROS	42,727	2,727	—	40,000	*
DeMaris, Brian	2,000	2,000	—	—	*
DenBaars, Steven (8)	330,156	5,454	—	324,702	1.1%
Diamond, Jason** (9)	22,790	—	10,000	12,790	*
Drexel Hamilton, LLC*** (10)	64,625	—	9,462	55,183	*
EFD Capital Inc. (11)	43,996	—	4,000	39,996	*
Elsas, Roger**	3,000	—	1,000	2,000	*
Ernest J. & Michele M. Mattei, JTWROS	10,000	10,000	—	—	*
Faucette II, Philip W.	2,046	2,046	—	—	*
Geiss, Arthur E. (12)	180,729	1,818	—	178,911	*
Gentile, Albert and Heidi	9,091	9,091	—	—	*
Greenstone, LLC (13)	353,472	9,090	—	344,382	1.2%
Hamilton, Jeffrey D.	18,181	18,181	—	—	*
Herald Investment Trust Plc (14)	578,636	63,636	—	515,000	1.7%
Hughes, L. Scott and Nancy	15,000	15,000	—	—	*
Jaigobind, Ramnarain**	11,746	—	11,746	—	*
Janssen, Jesse***	932	—	932	—	*
Janssen, Morgan*** (15)	10,430	1,818	4,412	4,200	*
Janssen, Peter K.***	53,634	—	20,790	32,844	*
Janssen, Peter W.***	30,000	10,000	—	20,000	*
Jason & Amanda Willis, JTWROS	4,500	4,500	—	—	*
Jon D and Linda W Gruber Trust (16)	118,438	118,438	—	—	*
Jonathan & Gina Blatt Childrens’ Trust UA 02.20.2002 (17)	19,000	5,000	—	14,000	*

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Jonathan Blatt & Gina Blatt, JTWROS	57,500	5,000	—	52,500	*
Kamerschen, Robert	18,182	18,182	—	—	*
Kay, Lina	105,632	72,728	—	32,904	*
Lee J. Seidler Revocable Trust dtd 4/12/1990 (18)	10,000	10,000	—	—	*
Livson, Roman***	6,504	—	6,504	—	*
Lord, Eric** (19)	4,662	—	4,662	—	*
Mahajan, Priyanka** (20)	3,729	—	3,729	—	*
Mangan, Kevin** (21)	4,099	—	4,099	—	*
Mathieu, Michael J.	4,100	4,100	—	—	*
McColl, Kevin	2,000	2,000	—	—	*
McGaver, Ryan** (22)	25,395	—	6,923	18,472	*
McGurk, Jr., Thomas A.	36,000	5,000	—	31,000	*
McMahon, Jeffrey K. (23)	633,680	5,454	—	628,226	2.1%
Michael L. Willis & Sharon D. Willis, JTWROS	50,782	36,182	—	14,600	*
Monoc Capital Ltd. (24)	25,171	4,546	—	20,625	*
Neal, Jerry D. (25)	618,320	154,545	—	463,775	1.6%
OSPREY I, LLC (26)	9,091	9,091	—	—	*
Pauline M. Howard Trust dtd 01.02.98, Candy D’Azevedo TTEE (27)	4,500	3,000	—	1,500	*
Pruzansky, Joel	1,656	1,656	—	—	*
Renaud, Stephen***(28)	237,024	—	20,002	217,022	*
Rogers, Dyke	32,582	7,582	—	25,000	*
Rovida West Coast Investments Ltd. (29)	888,909	251,450	—	637,459	2.1%
Rudy, Suzanne B. (30)	89,770	5,454	—	84,316	*
Salvas, Daniel	94,252	35,000	—	59,252	*
Schump, Joseph	22,728	22,728	—	—	*
Shealy, James R. (31)	490,832	12,000	—	478,832	1.6%
Sica, Anthony**	2,237	—	2,237	—	*
Silverman, Michael***	186,719	—	21,980	164,739	*
Skop, Craig**	1,864	—	1,864	—	*
Skrzypczak, Casimir	15,000	15,000	—	—	*
Smukler, Andrew	2,000	2,000	—	—	*
Stein, Stephan A.**	3,355	—	3,355	—	*
Strawbridge, William	66,771	40,000	—	26,771	*
Struve, Clayton A.	145,090	20,000	—	125,090	*
Technology Opportunity Partners L.P. (32)	140,909	90,909	—	—	*
Terhune III, Robert Max**	5,000	—	1,000	4,000	*
The Precept Fund, LP (33)	140,000	140,000	—	—	*
The Steven and Kaye Yost Family Trust dtd 02.07.92 (34)	3,000	3,000	—	—	*
Tiburon Opportunity Fund LP (35)	90,909	90,909	—	—	*
Tim Elmes (36)	10,891	5,891	—	5,000	*
US International Consulting Network- New Jersey Corp (dba ICN Holding) (37)	4,000	4,000	—	—	*
Veronica Marano & Thomas M. Volckening, JTWROS	9,000	9,000	—	—	*
Wagner, Jr., John V.	65,000	9,000	—	56,000	*
Whited, Craig (38)	140,000	50,000	—	90,000	*
Zahavi, Thomas	100,000	10,300	—	89,700	*
Zimmerman, Michael	8,700	2,400	—	6,300	*

*	Less than 1%

**	Affiliate of registered broker-dealer

***	Registered broker-dealer

9

(1)	Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of Common Stock underlying options or warrants currently exercisable, or exercisable within 60 days of the Determination Date, are deemed outstanding for purposes of computing the beneficial ownership of the person holding such options or warrants but are not deemed outstanding for computing the beneficial ownership of any other person. Except where we had knowledge of such ownership, the number presented in this column may not include shares held in street name or through other entities over which the selling stockholder has voting and dispositive power.

(2)	Assumes all of the shares of Common Stock to be registered on the registration statement of which this prospectus is a part, including all shares of Common Stock underlying Common Stock purchase warrants held by the selling stockholders, are sold in the offering, that shares of Common Stock beneficially owned by such selling stockholder but not being offered pursuant to this prospectus (if any) are not sold, and that no additional shares are purchased or otherwise acquired.

(3)	Percentages are based on the 29,774,838 shares of Common Stock issued and outstanding as of the Determination Date. Shares of our Common Stock subject to options or warrants that are currently exercisable, or exercisable within 60 days of the Determination Date, are deemed to be outstanding for the purpose of computing the percentage ownership of the person holding those options or warrants, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

(4)	Allan Lipkowitz is the Trustee of Allan Lipkowitz Revocable Living Trust dtd August 26, 2005 and may be deemed to have voting and investment power over the shares held thereby.

(5)	William Graves is a director of Boardman Bay Master, Ltd. and may be deemed to have voting and investment power over the shares held thereby.

(6)	Carl Bildner may be deemed to have voting and investment power over the shares held CLEM LLC.

(7)	Michael T. Cahill is the Managing Member of Crispin Investment Partners GP, LLC, which is the General Partner of Crispin Investment Partners Master Fund, L.P. Mr. Cahill may be deemed to have voting and investment power over the shares held by Crispin Investment Partners Master Fund, L.P.

(8)	Steven DenBaars is a director of the Company and has held such position since May 22, 2015. Prior to becoming a director, Mr. DenBaars provided consulting services to Akoustis, Inc. Includes 11,000 restricted shares that are subject to a repurchase option by the Company. Includes 62,732 shares of Common Stock issuable upon the exercise of vested options that are presently exercisable or become exercisable within 60 days of the Determination Date.

(9)	Includes 22,790 shares issuable upon the exercise of warrants that are currently exercisable. Jason Diamond is the Head of Investment Banking at Drexel Hamilton, LLC and may be deemed to have voting and investment power over the shares held thereby. Drexel Hamilton, LLC beneficially owns an additional 64,625 shares of Common Stock, as disclosed in the selling stockholder table.

(10)	Includes 64,625 shares issuable upon the exercise of warrants that are currently exercisable. Jason Diamond is the Head of Investment Banking at Drexel Hamilton, LLC and may be deemed to have voting and investment power over the shares held thereby. Drexel Hamilton, LLC acted as a placement agent in multiple private placements of Common Stock with closings from November 2016 through December 2017.

(11)	Includes 43,996 shares issuable pursuant to warrants that are currently exercisable.

(12)	Arthur E. Geiss is a director of the Company and provides consulting services to the Company through his company, AEG Consulting, LLC (“AEG Consulting”). Includes 11,000 restricted shares that are subject to a repurchase option by the Company. Includes 119,354 shares of Common Stock issuable upon the exercise of vested options that are presently exercisable or become exercisable within 60 days of the Determination Date.

(13)	David Ngo, Managing Member of Greenstone, LLC, has voting and investment power over the shares held by Greenstone, LLC.

(14)	These shares in this row listed as registered under this registration statement are owned directly by Hare & Co LLC. Fraser Elms, Fund Manager of Herald Investment Trust Plc may be deemed to having voting and investment power over the shares held thereby.

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(15)	Includes 8,612 shares issuable pursuant to warrants that are currently exercisable.

(16)	Jon D. Gruber is the Trustee of Jon D and Linda W Gruber Trust and may be deemed to having voting and investment power over the shares held thereby.

(17)	H. Joshua Blatt is the Trustee of Jonathan & Gina Blatt Childrens’ Trust UA 02.20.2002 and may be deemed to having voting and investment power over the shares held thereby.

(18)	Lee J. Seidler is the Trustee of Lee J. Seidler Revocable Trust dtd 4/12/1990 and may be deemed to having voting and investment power over the shares held thereby.

(19)	Includes 4,662 shares issuable pursuant to warrants that are currently exercisable.

(20)	Includes 3,729 shares of Common Stock issuable pursuant to warrants that are currently exercisable.

(21)	Includes 4,099 shares of Common Stock issuable pursuant to warrants that are currently exercisable.

(22)	Includes 25,395 shares issuable pursuant to warrants that are currently exercisable.

(23)	Jeffrey K. McMahon is a director of the Company. Includes 11,000 restricted shares that are subject to a repurchase option by the Company. Includes 30,000 shares of Common Stock issuable upon the exercise of vested options that are exercisable until May 22, 2025 and 69,568 shares of Common Stock issuable upon the exercise of vested options that are exercisable until November 16, 2024.

(24)	Andrew Haughian is President of Monoc Capital Ltd. and may be deemed to having voting and investment power over the shares held thereby.

(25)	Jerry D. Neal is a director of the Company. Includes 11,000 restricted shares that are subject to a repurchase option by the Company. Includes 30,000 shares of Common Stock issuable upon the exercise of vested options that are exercisable until May 22, 2025.

(26)	Dale Burns is Manager of OSPREY I, LLC and may be deemed to having voting and investment power over the shares held thereby.

(27)	Candy D’Azevedo Bathon is Trustee of Pauline M. Howard Trust dtd 01.02.98 and may be deemed to having voting and investment power over the shares held thereby.

(28)	Includes 177,024 shares of Common Stock issuable pursuant to warrants that are currently exercisable.

(29)	These 251,450 shares being registered were issued to Rovida West Coast Investments, Ltd. pursuant to price-protection rights the investor received in a private placement of the Company’s shares that closed in May 2017.

(30)	Suzanne B. Rudy is a director of the Company. Includes 37,053 shares of Common Stock issuable upon the exercise of vested options that are exercisable until November 16, 2024.

(31)	James R. Shealy is the brother of the Company’s President and Chief Executive Officer and has provided consulting services to the Company. Includes 3,500 restricted shares that are subject to a repurchase option by the Company.

(32)	Steven L. Fingerhood is Managing Partner of Technology Opportunity Partners L.P. and may be deemed to having voting and investment power over the shares held thereby.

(33)	D. Blair Baker is Managing Member of The Precept Fund, LP and has voting and investment power over the shares held thereby.

(34)	Steven Yost is Trustee of The Steven and Kaye Yost Family Trust dtd 02.07.92 and may be deemed to having voting and investment power over the shares held thereby.

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(35)	Peter Bortel is General Partner of Tiburon Opportunity Fund LP and may be deemed to having voting and investment power over the shares held thereby.

(36)	Tim Elmes is Owner-Member of Tim Elmes, LLC Pension Plan, which directly holds the shares in this row registered hereby, and may be deemed to having voting and investment power over the shares held thereby.

(37)	Igor Kokorine is Chief Financial Officer of US International Consulting Network-New Jersey Corp (dba ICN Holding) and may be deemed to having voting and investment power over the shares held thereby.

(38)	Includes shares of Common Stock owned by Craig Whited TTEE UTD 03/25/16 FBO The Craig R. Whited & Gilda Whited Joint Living Trust; 31145 Palos Verde Dr. East, Rancho Palo Vrd, CA 90275, over which Craid Whited may be deemed to have voting and investment power.

December 2017 Private Placement

We completed a private placement offering in December 2017 (the “December 2017 Offering”) pursuant to which we issued 2,640,819 shares of Common Stock to accredited investors at a purchase price of $5.50 per share, for aggregate gross proceeds of $14,524,504 (before deducting expenses of the December 2017 Offering). The December 2017 Offering triggered the price-protection provisions granted to certain investors in the private placement that closed in May 2017 (the “May 2017 Offering”). In accordance with such price-protection provisions, the Company issued 542,450 shares of Common Stock to those investors, 251,450 of which are included in the registration statement of which this prospectus forms a part. The remaining 291,000 shares issued pursuant to the price-protection provisions were covered by the registration statement declared effective by the SEC on June 5, 2017, as amended by that certain post-effective amendment declared effective by the SEC on October 16, 2017.

In connection with the December 2017 Offering, we paid Katalyst Securities LLC, Drexel Hamilton LLC, and Joseph Gunnar & Co., LLC (the “December 2017 Placement Agents”) and their sub-agents an aggregate cash commission of $1,071,020. We also issued to the December 2017 Placement Agents and their sub-agents warrants to purchase an aggregate (i) 88,507 shares of Common Stock at a purchase price of $5.50 per share and (ii) 65,670 shares of Common Stock at a purchase price of $8.16 per share. These warrants are currently exercisable and have a five and a half-year term.

A form of the warrants issued to placement agents in the December 2017 Offering is filed as an exhibit to the registration statement of which this prospectus forms a part. All descriptions of such warrants herein are qualified in their entirety by reference to the text of such warrant filed as an exhibit hereto and incorporated herein by reference.

USE OF PROCEEDS

We will not receive proceeds from sales of Common Stock made under this prospectus, although we will receive the exercise price of any exercised warrants paid to us by the selling stockholders, which will be used for working capital and general corporate purposes.

DETERMINATION OF OFFERING PRICE

There currently is a limited public market for our Common Stock. The selling stockholders will determine at what price they may sell the offered shares, and such sales may be made at prevailing market prices or at privately negotiated prices. See “Plan of Distribution” below for more information.

PLAN OF DISTRIBUTION

The selling stockholders may, from time to time, sell any or all of their shares of our Common Stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. If the shares of Common Stock are sold through underwriters, the selling stockholders will be responsible for underwriting discounts or commissions or agent’s commissions. All selling stockholders who are broker-dealers are deemed to be underwriters. These sales may be at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale or at negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares:

●	any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

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●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	transactions other than on these exchanges or systems or in the over-the-counter market;

●	through the writing of options, whether such options are listed on an options exchange or otherwise;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	short sales;

●	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

●	a combination of any such methods of sale; and

●	any other method permitted pursuant to applicable law.

The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus, or they may engage in short sales against the box, puts and calls and other transactions in our securities or derivatives of our securities and may sell or deliver shares in connection with these trades.

Broker-dealers engaged by the selling stockholders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved. Any profits on the resale of shares of Common Stock by a broker-dealer acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. Discounts, concessions, commissions and similar selling expenses, if any, attributable to the sale of shares will be borne by a selling stockholder. The selling stockholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares if liabilities are imposed on that person under the Securities Act.

In connection with the sale of the shares of our Common Stock or otherwise, the selling stockholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares of Common Stock in the course of hedging in positions they assume. The selling stockholders may also sell shares of Common Stock short and deliver shares of Common Stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The selling stockholders may also loan or pledge shares of Common Stock to broker-dealers that in turn may sell such shares.

The selling stockholders may from time to time pledge or grant a security interest in some or all of the shares of our Common Stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of our Common Stock from time to time under this prospectus after we have filed an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.

The selling stockholders also may transfer the shares of Common Stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus and may sell the shares of Common Stock from time to time under this prospectus after we have filed an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgees, transferees or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer and donate the shares of Common Stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

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The selling stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions paid, or any discounts or concessions allowed to, such broker-dealers or agents and any profit realized on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the shares of Common Stock is made, a prospectus supplement, if required, will be distributed, which will set forth the aggregate amount of shares of Common Stock being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling stockholders and any discounts, commissions or concessions allowed or re-allowed or paid to broker-dealers. Under the securities laws of some states, the shares of Common Stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of Common Stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with. There can be no assurance that any selling stockholder will sell any or all of the shares of our Common Stock registered pursuant to the registration statement of which this prospectus forms a part.

Each selling stockholder informed us at the beginning of this Offering that it did not have any agreement or understanding, directly or indirectly, with any person to distribute our Common Stock. None of the selling stockholders who are affiliates of broker-dealers, other than the initial purchasers in private transactions, purchased the shares of Common Stock outside of the ordinary course of business or, at the time of the purchase of the Common Stock, had any agreements, plans or understandings, directly or indirectly, with any person to distribute the securities.

We are required to pay all fees and expenses incident to the registration of the shares of Common Stock. Except as provided for indemnification of the selling stockholders, we are not obligated to pay any of the expenses of any attorney or other advisor engaged by a selling stockholder. We have agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

If we are notified by any selling stockholder that any material arrangement has been entered into with a broker-dealer for the sale of shares of Common Stock, we will file a supplement to this prospectus. If the selling stockholders use this prospectus for any sale of the shares of our Common Stock, they will be subject to the prospectus delivery requirements of the Securities Act.

The anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of our Common Stock and activities of the selling stockholders, which may limit the timing of purchases and sales of any of the shares of Common Stock by the selling stockholders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the shares of Common Stock to engage in passive market-making activities with respect to the shares of Common Stock. Passive market making involves transactions in which a market maker acts as both our underwriter and as a purchaser of our Common Stock in the secondary market. All of the foregoing may affect the marketability of the shares of Common Stock and the ability of any person or entity to engage in market-making activities with respect to the shares of Common Stock.

LEGAL MATTERS

The validity of the Common Stock offered hereby has been passed upon for us by Womble Bond Dickinson (US) LLP, Washington, D.C.

EXPERTS

The consolidated financial statements of Akoustis Technologies, Inc. as of June 30, 2018 and 2017 and for the years then ended included in this prospectus and the registration statement of which this prospectus forms a part, have been audited by Marcum LLP, independent registered public accounting firm, as set forth in its report thereon (which contains an explanatory paragraph relating to substantial doubt about the ability of Akoustis Technologies, Inc. to continue as a going concern as described in Note 2 to the consolidated financial statements incorporated by reference herein) appearing in our Annual Report on Form 10-K for the fiscal year ended June 30, 2018, and are included in reliance on such report given upon such firm’s authority as an expert in auditing and accounting.

 INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information from other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus.

14

We incorporate by reference into this prospectus and the registration statement of which this prospectus is a part the information or documents listed below that we have filed with the SEC:

•	our annual report on Form 10-K for the fiscal year ended June 30, 2018 filed with the SEC on August 29, 2018;

•	our quarterly report on Form 10-Q for the quarter ended September 30, 2018 filed with the SEC on November 5, 2018;

•	our current reports on Form 8-K filed with the SEC on July 27, 2018, October 1, 2018, October 18, 2018, October 23, 2018, November 5, 2018 and November 14, 2018; and

•	the description of our Common Stock contained in our Registration Statement on Form 8-A (File No. 001-38029) filed with the SEC on March 10, 2017, including any amendment or report filed for the purpose of updating such description.

We also incorporate by reference any future filings (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items unless such Form 8-K expressly provides to the contrary) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including those made on or after the date of the initial filing of the registration statement of which this prospectus is a part and prior to effectiveness of such registration statement, until we file a post-effective amendment that indicates the termination of the offering of the Securities made by this prospectus and will become a part of this prospectus from the date that such documents are filed with the SEC. Information in such future filings updates and supplements the information provided in this prospectus. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.

We will furnish without charge to you, on written or oral request, a copy of any or all of the documents incorporated by reference, including exhibits to these documents. You should direct any requests for documents to Akoustis Technologies, Inc., 9805 Northcross Center Court, Suite A, Huntersville, North Carolina 280278; Telephone: (704) 997-5735. Copies of the above reports may also be accessed from our web site at www.akoustis.com. We have authorized no one to provide you with any information that differs from that contained in this prospectus. Accordingly, you should not rely on any information that is not contained in this prospectus. You should not assume that the information in this prospectus is accurate as of any date other than the date of the front cover of this prospectus.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed modified, superseded or replaced for purposes of this prospectus to the extent that a statement contained in this prospectus modifies, supersedes or replaces such statement.

WHERE YOU CAN FIND MORE INFORMATION

We file annual reports, quarterly reports, current reports and other information with the SEC. You may read or obtain a copy of these reports at our website address, www.akoustis.com, or at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the public reference room and their copy charges by calling the SEC at 1-800-SEC-0330. The SEC maintains a website that contains registration statements, reports, proxy information statements and other information regarding registrants that file electronically with the SEC. The address of the website is http://www.sec.gov.

We have filed with the SEC a Registration Statement on Form S-3 under the Securities Act to register the shares offered by this prospectus. The term “registration statement” means the original registration statement and any and all amendments thereto, including the schedules and exhibits to the original registration statement or any amendment. This prospectus is part of that registration statement. This prospectus does not contain all of the information set forth in the registration statement or the exhibits to the registration statement. For further information with respect to us and the shares being offered pursuant to this prospectus, you should refer to the registration statement and its exhibits. Statements contained in this prospectus as to the contents of any contract, agreement or other document referred to are not necessarily complete, and you should refer to the copy of that contract or other documents filed as an exhibit to the registration statement. You may read or obtain a copy of the registration statement at the SEC’s public reference facilities and Internet sites referred to above.

15

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

Set forth below is an estimate (except for registration fees, which are actual) of the approximate amount of the fees and expenses payable by us in connection with the issuance and distribution of the shares of our Common Stock. The selling stockholders will not be responsible for any of the expenses of this offering.

EXPENSE	AMOUNT

SEC registration fee	$2,608
Accounting fees and expenses	$20,000
Legal fees and expenses	$50,000
Miscellaneous	$10,000
Total	$82,608

Item 15. Indemnification of Directors and Officers.

Section 102(b)(7) of the DGCL allows a corporation to provide in its certificate of incorporation that a director of the corporation will not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except where the director breached the duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. The Company’s certificate of incorporation provides for this limitation of liability.

Section 145 of the DGCL, or Section 145, provides that a Delaware corporation may indemnify any person who was, is or is threatened to be made, party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was illegal. A Delaware corporation may indemnify any persons who were or are a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person is or was a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests, provided that no indemnification is permitted without judicial approval if the officer, director, employee or agent is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director has actually and reasonably incurred.

Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his or her status as such, whether or not the corporation would otherwise have the power to indemnify him under Section 145.

The Company’s Certificate of Incorporation provides that the liability of directors for monetary damages shall be eliminated to the fullest extent under applicable law. The Company’s By-Laws state that the Company shall indemnify every present or former director, officer, employee, or agent of the Company or person who is or was serving at the Company’s request as a director, officer, member, manager, partner, trustee, fiduciary, employee or agent of another corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise (each an “Indemnitee”).

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The Company’s By-Laws provide that the Company shall indemnify an Indemnitee against all judgments, fines, amounts paid in settlement and reasonable expenses actually and reasonably incurred by the Indemnitee in connection with any proceeding in which he was, or is threatened to be made, a party by reason of his serving or having served, if it is determined that the Indemnitee (a) acted in good faith, (b) reasonably believed that such action was in, or not opposed to, the Company’s best interests and (c) in the case of any criminal proceeding, had no reasonable cause to believe that his conduct was unlawful; provided, however, that the Company shall not be obligated to indemnify an Indemnitee that was threatened to be made a party but does not become a party unless the incurring of such expenses was authorized by or under the authority of the Board of Directors, and the Company shall not be obligated to indemnify against any amount paid in settlement unless the Board of Directors has consented to such settlement. In any action brought by or in the right of the Company to procure a judgment in its favor, no indemnification shall be made in respect of any proceeding if a final adjudication establishes that the Indemnitee is liable to the Company, unless the court determines that such person is fairly and reasonably entitled to indemnity. The Company may indemnify an Indemnitee who has served, or prepared to serve, as a witness in, but is not a party to, any action, suit, or proceeding. The termination of any proceeding by judgment, order, settlement or conviction, or on a plea of nolo contendere or its equivalent, is not of itself determinative that the Indemnitee did not meet the requirements set forth in clauses (a) through (c) above.

Expenses incurred by any present or former director or officer of the Company in defending any civil, criminal, administrative, or investigative action, suit, or proceeding, shall be paid by the Company in advance of the final disposition of such action, suit, or proceeding upon receipt of an undertaking in writing by or on behalf of such person to repay such amount if it shall ultimately be determined that such person is not entitled to indemnification. Expenses and costs incurred by other Indemnitees may be paid by the Company in advance of the final disposition of such action, suit, or proceeding upon a similar undertaking.

Other than discussed above, neither the Company’s By-Laws nor its Certificate of Incorporation includes any specific indemnification provisions for the Company’s officers or directors against liability under the Securities Act. The Company has also purchased insurance providing for indemnification of its directors and officers. Additionally, insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 16. Exhibits.

The exhibits required to be filed as a part of this Post-Effective Amendment are listed in the Exhibit Index included herewith and incorporated herein by reference.

Item 17. Undertakings.

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement (notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement); and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

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provided, however, that subparagraphs (i), (ii) and (iii) of this section do not apply if the information required to be included in a post-effective amendment by those subparagraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration, by means of a post-effective amendment, any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424; (ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant; (iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and (iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant, pursuant to the provisions described under Item 15 or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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EXHIBIT INDEX

Exhibit Number	Description

5.1**	Legal Opinion of Womble Bond Dickinson (US) LLP (incorporated by reference to Exhibit 5.1 to the Company’s Registration Statement on Form S-1 (File No. 333-222552) filed with the SEC on January 12, 2018)

23.1*	Consent of Marcum LLP

23.2**	Consent of Womble Bond Dickinson (US) LLP with respect to its Legal Opinion (included in Exhibit 5.1)

24.1**	Power of Attorney

101**	Interactive Data Files of Financial Statements and Notes.

*	Filed herewith

**	Previously filed.

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SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Huntersville, State of North Carolina, on December 20, 2018.

AKOUSTIS TECHNOLOGIES, INC.

By:	/s/ Jeffrey B. Shealy
	Name:	Jeffrey B. Shealy
	Title:	President and Chief Executive Officer (Principal Executive Officer)

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities indicated, in each case on December 20, 2018:

	Signature	Title

	/s/ Jeffrey B. Shealy	President, Chief Executive Officer and Director
	Jeffrey B. Shealy	(Principal Executive Officer)

	/s/ Kenneth Boller	Interim Chief Financial Officer
	Kenneth Boller	(Principal Financial and Accounting Officer)

	*	Co-Chairman of the Board
Arthur E. Geiss

	*	Co-Chairman of the Board
Jerry D. Neal

	*	Director
Steven P. DenBaars

	*	Director
Jeffrey K. McMahon

	*	Director
Steven P. Miller

	*	Director
Suzanne B. Rudy
* By:	/s/ Jeffrey B. Shealy
Jeffrey B. Shealy
Attorney-in-Fact
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